Exhibit j under Form N-1A
Exhibit 23 under Item 601/REg.S-K

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and
Board of Trustees of
Federated MDT Stock Trust:

We consent to the use of our reports dated December 23, 2010, with respect to the financial statements of Federated MDT Stock Trust as of October 31, 2010, incorporated herein by reference and to the references to our firm under the headings “Financial Highlights” in the prospectuses and “Independent Registered Public Accounting Firm”, “Addresses”, and “Appendix” in the Statement of Additional Information.

Boston, Massachusetts
December 23, 2010